EXHIBIT 23

       Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02059) pertaining to the Burr-Brown Corporation Future Investment Trust of our report dated April 30, 1999, with respect to the financial statements and schedules of the Amended and Restated Burr-Brown Corporation Future Investment Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.





Tucson, Arizona
June 21, 1999